Exhibit 99.3

YOUR VOTE IS IMPORTANT

PLEASE REVIEW THE PROXY STATEMENT/PROSPECTUS AND VOTE TODAY IN ONE OF THREE WAYS:

1.        Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-252-6933 on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-4790. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.        Vote by Internet—Please access https://www.proxyvotenow.com/acb, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed  below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy  card.

OR

3.        Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: American Chartered Bancorp, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY  10126-2738.

 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED  ☐

☒	Please mark your vote as in this example

The Board of Directors recommends you vote FOR the following proposals:

1.

The approval of the Agreement and Plan of Merger, dated as of November 20, 2015, by and between MB Financial, Inc. (“MB Financial”) and American Chartered Bancorp, Inc. (“American Chartered”), pursuant to which American Chartered will merge with and into MB Financial.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal #1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve any other business that may be properly come before the special meeting or any adjournment or postponement of the special meeting.

Date:

Signature

Signature (if held jointly)

Title

NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE  PROVIDED  ☐

American Chartered Bancorp, Inc.
Special Meeting of Shareholders
March 15, 2016, 2:00 PM, Local Time

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby authorize(s) and appoint(s) Robert Riter, Daniel Miller or Gregory Lansdowne as proxies with full power in each to act without the others and with the power to appoint a substitute, and hereby authorize(s) any of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock and Series D preferred stock of American Chartered Bancorp, Inc. that the undersigned shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held on March 15, 2016 at 2:00 PM, local time, at the headquarters of American Chartered Bancorp, Inc., 20 N. Martingale Road, Suite 600, Schaumburg, Illinois  60173, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations set forth in the proxy statement/prospectus accompanying this proxy card and in accordance with the discretion of the proxies with respect to any amendments or variations on the proposals identified on the reverse side and any other matters that may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)